                                                                   EXHIBIT 10.23

[HSBC LOGO]

CONFIDENTIAL

Novel Garments International Ltd
12/F Novel Industrial Building
850-870 Lai Chi Kok Road
Cheung Sha Wan
Kowloon

                                                           10 June 2003

Attention: Mr Peter Leung

Dear Mr Leung

BANKING FACILITIES
JOINT BORROWERS:
- NOMACOTEX LTD
- NOVEL GARMENTS INTERNATIONAL LTD

With reference to our recent discussion, we are pleased to advise that we have reviewed your banking facilities and offer a renewal within the following limits which will be made available on the specific terms and conditions outlined below and subject to the satisfactory completion of the security below. These facilities are also subject to review at any time and, in any event by 5 MAY 2004, and subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

                                                                     Limit
COMBINED IMPORT/EXPORT FACILITIES LIMIT                        HKD100,000,000.-*

Documentary Credit to your suppliers and Loan Facilities in either HK dollars or foreign currency (from time to time published by the Bank on the board rates) for up to 90 days, less any usance/credit periods granted by your suppliers and/or D/P bills purchased.

Within which                                                (HKD 100,000,000.-*)

Goods under your control and/or Trust Receipts and/or D/A bills purchased up to 90 days.

We may, at our sole and absolute discretion, refuse to allow drawings under the facilities if the drawee, is considered by us to be unacceptable and/or if the transaction in question does not meet our operational requirements in respect of these facilities.

                                                                         ...../2

The Hongkong and Shanghai Banking Corporation Limited
[ILLEGIBLE]
PO BOX 476, 639 Avenida DZ Praia Grande, Macau
Tel: (853) 553669 Fax: (853)322831 Telex: R8205 HSBC [ILLEGIBLE]
E-mail: info@hsbc.com.mo
Incorporated in the HongKong SAR with limited liability

HSBC

Novel Garments International Ltd                                    10 June 2003

                                      - 2 -

Interest on your HKD Dollar Import Loans and Foreign Currency Import Loans and Export financed bills will be charged on a daily basis at 0.75% per annum below the prevailing interest rates, published by us as Trade Finance Rates, subject to fluctuation at our discretion and payable monthly in arrears to the debit of your current account.

We also confirm the following concessionary rates will continue applicable to your facilities:-

DC Opening Commission and Commission in Lieu of Exchange

- On 1st USD50,000              :        1/4%
- USD50,001 - USD100,000        :       1/16%
- Balance in excess             :       1/32%

* Utilization under the above facilities may be made by the Joint Borrowers. The Joint Borrowers shall be jointly and severally liable.

Please note that all, costs and expenses (including legal fees) incurred by us in connection with the extension of these facilities and any matters arising are to be reimbursed by you on demand

SECURITY

As security for the abovementioned facilities we continue to hold a Corporate Guarantee in our favour for HKD100,000,000:- from Novel Denim Holdings Limited together with a certified copy of a Board Resolution both dated 16 April 2002. This guarantee is to secure the general banking facilities granted to the Joint Borrowers.

ACCRUAL OF INTEREST AND OTHER SUMS

Please note that interest and other sums expressed to be chargeable or payable on a periodic basis will nonetheless accrue from day to day and amounts so accrued may be demanded at any time.

DEFAULT INTERESTS

Please note that interest will be payable on sums which are overdue or overlimit (as well as amounts demanded and not paid) in respect of all or any of these facilities and such interest is the same as that charged by us from time to time on unauthorised overdrafts. Such interest will be payable monthly in arrears to the debit of your Current Account.

DISCLOSURE OF INFORMATION

Unless expressed in writing from you to the contrary, we may provide any information relating to any of your accounts with us and any facilities we may provide to you from time to time or their conduct or any other information concerning your relationship with us to any other company or office which at the relevant time belongs to or is part of the HSBC Group.

                                                                         ...../3

The Hongkong and Shanghai Banking Corporation Limited
PO BOX 476, 639 Avenida DZ Praia Grande, Maeau
Tel: (853) 553669 Fax: (853)322831 Telex: 88205 HSBC
E-mail: info@hsbc.com.mo
Incorporated in the Hong Kong SAR with limited liability

[HSBC LOGO]

Novel Garments International Ltd                                    10 June 2003

ACCEPTANCE

Please arrange for the authorised signatories of the Joint Borrowers, in accordance with the terms of the mandates given to the Bank, to initial the foot of all pages and sign at the foot of the last page of the duplicate copy of this letter. Please also return to us before 20 June 2003 the duplicate copy of this letter to signify your confirmation as to the correctness of the security held and your continued understanding and acceptance of the terms and conditions under which these facilities are granted.

ARTICLE 66 OF THE FINANCIAL SYSTEM ACT OF MACAU
SECTION 83 OF THE HONG KONG BANKING ORDINANCE

Please note that the Article 66 of the Financial System Act of Macau and Section 83 of the Banking Ordinance have imposed on us as a bank certain limitations on advances to persons related to our directors or employees. In acknowledging this Facility Letter you should advise us whether you are in any way related to any of our directors or employees within the meaning of Article 66 and Section 83 and in the absence of such advice we will assume that you are not so related. We would also ask, should you become so related subsequent to acknowledging this Facility Letter, that you immediately advise us in writing.

We are pleased to be of continued assistance.

Yours faithfully

/s/ Au Kwok On
------------------
Au Kwok On                                 For and on behalf of
Chief Executive Officer Macau              NOVEL GARMENTS INTERNATIONAL LIMITED

Encl                                       [ILLEGIBLE]
                                           -------------------------------------
                                                         Authorized Signature(s)

                                           For and on behalf of
                                           NOMACOTEX LIMITED

                                           [ILLEGIBLE]
                                           -------------------------------------
                                                         Authorized Signature(s)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
[ILLEGIBLE]
PO BOX 476, 639 Avenida da Praia Grande, Macau
[ILLEGIBLE]
Tel[ILLEGIBLE]:(853) 553669 Fax [ILLEGIBLE]:(853)322831 Telax [ILLEGIBLE]:88205 HSBCMOM
E-mail [ILLEGIBLE]:info@hsbc.com.mo

Incorporated in the Hong Kong SAR with [ILLEGIBLE]